ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: Degaro Innovations Corp.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: National Registered Agents Inc. of NV
Name

[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 200,000,000 (attached) Par value per share: $ 0.001 Number of shares without par value: n/a

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Sheryl Briscoe
Name
Lot 107, Roaring River Steer Town PO | St. Ann, Jamaica | |
Street Address | City | State | Zip Code

2)
Name

Street Address | City | State | Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:
Any lawful business activity

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

Sheryl Briscoe X Sheryl Briscoe
Name | Incorporator Signature
Lot 107, Roaring River Steer Town PO | St. Ann, Jamaica | |
Address | City | State | Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X Sheryl Briscoe 27-11-09
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity | Date

This form must be accompanied by appropriate fees.

Schedule "A"
to the Articles of Incorporation
of Degaro Innovations Corp.

Item 3. - Authorized Stock: (number of shares corporation is authorized to issue)

200,000,000 shares broken down as follows:

100,000,000 common shares with par value of $0.001, all of which stock shall be entitled to voting power; and

100,000,000 preferred shares with par value of $0.001. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195 and 78.1955), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of such class or series within each class of capital stock of the Corporation. The Corporation may issue the shares of stock for such consideration as may be fixed by the Board of Directors.